Monte Rosa Therapeutics Announces Collaboration with Novartis for Degraders to Treat Immune-mediated Diseases

Novartis receives an exclusive license to an undisclosed discovery target

Novartis also receives options to license two programs from Monte Rosa’s growing preclinical immunology portfolio

Monte Rosa to receive an upfront payment of $120 million, plus option maintenance payments, and is eligible for option exercise payments and development, regulatory, and sales milestones, as well as tiered royalties on global net sales

Extended cash runway enables Monte Rosa to accelerate preclinical and clinical-stage immunology & inflammation (I&I) pipeline

BOSTON, Mass., September 15, 2025 – Monte Rosa Therapeutics, Inc. (Nasdaq: GLUE), a clinical-stage biotechnology company developing novel molecular glue degrader (MGD)-based medicines, today announced an agreement to collaborate with Novartis to develop novel degraders for immune- mediated diseases. The agreement is the Company’s second with Novartis, in addition to the global exclusive license agreement for Monte Rosa’s VAV1 degraders including MRT-6160, announced in October 2024.

The agreement announced today was uniquely structured by the companies to collaborate on accelerating development of degraders for important immune-mediated diseases driven by highly credentialed and difficult-to-drug targets. Under the agreement, Monte Rosa’s scientists will apply their proprietary AI/ML-enabled QuEEN™ product engine for the discovery and development of degraders to be further developed and commercialized by Novartis.

“We are extremely excited to extend our relationship with Novartis beyond our previously announced VAV1 agreement given the strong progress made to advance MRT-6160 toward initiation of multiple Phase 2 studies in immune-mediated diseases,” said Markus Warmuth, M.D., Chief Executive Officer of Monte Rosa Therapeutics. “We believe this new agreement further strengthens our relationship with Novartis, a recognized global leader in immune-mediated diseases, and reflects the expansive opportunity in the space for our highly selective and potent MGDs. Our AI/ML-enabled QuEEN™ product engine continues to generate new insights and opportunities, delivering an expanding pipeline of programs directed against a breadth of historically undruggable immunology targets. This new collaboration allows us to expedite the development of certain of those programs with Novartis, leveraging their recognized development and commercialization capabilities. The agreement further strengthens our financial position, which allows us to progress our wholly owned programs, including multiple undisclosed targets in Th1, Th2, and Th17-driven autoimmune conditions, and provides runway beyond multiple anticipated Phase 2 readouts for MRT-8102, MRT-6160, and MRT-2359.”

“We are pleased to expand our collaboration with Monte Rosa Therapeutics, building on the strong foundation and progress established through the VAV1 program,” said Fiona Marshall, Ph.D., President of Biomedical Research at Novartis. “This new agreement underscores our commitment to advancing targeted protein degradation as a promising approach to address immune-mediated diseases with high unmet need. We believe Monte Rosa’s QuEEN™ platform has the potential to uncover new insights in this field. We look forward to working together to translate these insights into transformative therapies for patients.”

Agreement Details and Financial Terms

Under the terms of the agreement, Monte Rosa will receive an upfront payment of $120 million. Monte Rosa will also receive payments to maintain the options. In total deal value, Monte Rosa is eligible to receive up to $5.7 billion, including upfront, option maintenance, preclinical milestone, option exercise, and development, regulatory, and sales milestone payments across programs, as well as tiered royalties on global net sales in the high single to low double-digit range.

Monte Rosa’s publicly disclosed pipeline programs are outside the scope of this agreement.

Monte Rosa plans to provide further information regarding its updated cash position and runway in its third quarter 2025 earnings update.

Lazard served as the exclusive financial advisor to Monte Rosa for this agreement.

About Monte Rosa

Monte Rosa Therapeutics is a clinical-stage biotechnology company developing highly selective molecular glue degrader (MGD) medicines for patients living with serious diseases in the areas of oncology, autoimmune and inflammatory diseases, and more. MGDs are small molecule protein degraders that have the potential to treat many diseases that other modalities, including other degraders, cannot. Monte Rosa’s QuEEN™ (Quantitative and Engineered Elimination of Neosubstrates) discovery engine combines AI-guided chemistry, diverse chemical libraries, structural biology, and proteomics to rationally design MGDs with unprecedented selectivity. Monte Rosa has developed the industry’s leading pipeline of MGDs, which spans autoimmune and inflammatory diseases, oncology, and beyond. For more information, visit www.monterosatx.com.

Forward-Looking Statements

This communication includes express and implied “forward-looking statements,” including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and in some cases, can be identified by terms such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward-looking statements contained herein include, but are not limited to, statements about obligations under the Collaboraton Agreement, the receipt of upfront, option maintenance payments, option exercise payment and development, regulatory, and sales milestone payments, as well as tiered royalties on global net sales under the agreement, the Company’s growing preclinical immunology portfolio, the development progress and future commercialization of  VAV1 MGDs, including MRT-6160, our expectations regarding the expansive opportunity in the space for our highly selective and potent MGDs, our belief that our AI/ML-enabled QuEEN™ product engine will continue to generate new insights and opportunities, delivering an expanding pipeline of programs directed against a breadth of historically undruggable immunology targets, statements relating to our relationship with Novartis, our expectation that this collaboration will allow us to expedite the development of certain of our programs, statements around the advancement and application of our pipeline, and the planned update related to our financial position and cash runway, among others. By their nature, these statements are subject to numerous risks and uncertainties, including those risks and uncertainties set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission on March 20, 2025, and any subsequent filings, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. You should not rely upon forward-looking statements as predictions of future events. Although our management believes that the expectations reflected in our statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances described in the forward-looking statements will be achieved or occur. Recipients are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statements are made and should not be construed as statements of fact. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, any future presentations, or otherwise, except as required by applicable law. Certain information contained in these materials and any statements made orally during any presentation of these materials that relate to the materials or are based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party studies, publications, surveys and other data to be reliable as of the date of these materials, we have not independently verified, and make no representations as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, no independent source has evaluated the reasonableness or accuracy of our internal estimates or research and no reliance should be made on any information or statements made in these materials relating to or based on such internal estimates and research.

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